Exhibit 99.(k)(4)

FUND SERVICING AGREEMENT

BY AND BETWEEN

HATTERAS FUNDS, LP

AND

HATTERAS CORE ALTERNATIVES FUND, L.P.
HATTERAS CORE ALTERNATIVES TEI FUND, L.P.

HATTERAS CORE ALTERNATIVES INSTITUTIONAL FUND, L.P.

HATTERAS CORE ALTERNATIVES TEI INSTITUTIONAL FUND, L.P.

AUGUST 1, 2016

FUND SERVICING AGREEMENT, made as of the 1st day of August, 2016, by and between Hatteras Funds, LP, a limited partnership formed under the laws of the State of Delaware (the “Servicing Agent”), and the investment funds listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), on the other.

RECITAL

WHEREAS, each Fund desires to retain the Servicing Agent to provide, or to retain service providers (“Service Providers”) to provide, certain fund services (“Fund Services”) to the Funds;

WHEREAS, the Funds are registered under the Investment Company Act of 1940 (the “Investment Company Act) and are subject to regulation as such under applicable federal securities laws;

WHEREAS, units of membership interest in the Funds (“Units”) are offered for purchase to customers that are qualified investors; and

WHEREAS, the Servicing Agent desires to provide, or retain Service Providers to provide, Fund Services.

NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1.                                      Appointment of the Servicing Agent.

(a)                                 Each Fund hereby authorizes the Servicing Agent to provide, and/or retain other Service Providers, who have entered into an appropriate service provider agreement with the Servicing Agent, to provide one or more of the Fund Services.  Fund Services shall include, but shall not be limited to:

(i)                                     assisting in the maintenance of a Fund’s records containing information relating to limited partners of the Funds (“Limited Partners”);

(ii)                                  providing the Funds with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of a Fund and Limited Partner services;

(iii)                               as agreed from time to time with the Board in accordance with Rule 38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of the Funds;

(iv)                              providing the Funds with office space and office equipment and services including telephone service, heat, utilities, stationery supplies and similar items;

(v)                                 assisting in the administration of meetings of the Board and its committees and the Limited Partners;

(vi)                              periodically reviewing the services performed by the Funds’ service providers, and making such reports and recommendations to the Board concerning the performance of such services as the Board reasonably requests;

(vii)                           assisting the Funds in providing or procuring accounting services for the Funds and Limited Partner account balances;

(viii)                        assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Limited Partners and a Fund, and the Funds and the Master Fund (or any successor thereto designated by a Fund);

(ix)                              assisting in communicating with Partners and providing information about the Fund, units owned by Partners, repurchase offers and other activities of the Fund;

(x)                                 assisting in arranging for, at the Funds’ expense, the preparation of all required tax returns; assisting Limited Partners and their individual service providers with questions pertaining to any tax documents received from a Fund;

(xi)                              establishment and enhancement of relationships and communications between Limited Partners and the Funds, and the handling of Limited Partners’ inquiries and calls relating to administrative matters;

(xii)                           assisting in the establishment of Partner accounts and providing ongoing account maintenance services to Partners, including handling inquiries from Partners regarding the Fund;

(xiii)                        assisting in the periodic updating of the Funds’ prospectus(es) and statement of additional information(s), the preparation of proxy statements to Limited Partners, and the preparation of reports filed with regulatory authorities;

(xiv)                       providing information and assistance as requested in connection with the registration of the Funds’ Units in accordance with state securities requirements;

(xv)                          to the extent requested by the Board or officers of a Fund, negotiating changes to the terms and provisions of a Fund’s custody, administration and escrow agreements;

(xvi)                       providing assistance in connection with the preparation of the Funds’ periodic financial statements and annual audit as reasonably requested by the Board or officers of the Funds or the Funds’ independent accountants; and

(xvii)                    supervising other aspects of the Funds’ operations and providing other administrative services to the Funds.

2.                                      Fund Servicing Fee.

(a)                                 Each Fund will pay to the Servicing Agent a certain percentage (on an annualized basis), as set forth in Exhibit B attached hereto, of the aggregate value of outstanding Units held by Limited Partners of each Fund determined as of the last day of the month (before repurchases of Units or performance allocations) (the “Fund Servicing Fee”).

(b)                                 The Servicing Agent may pay amounts pursuant to this Section 2 to any Service Provider, including any “affiliated person” (as that term is defined in the Investment Company Act) of the Servicing Agent, if such person provides Fund Services.

(c)                                  The Servicing Agent may, in its sole discretion, waive or pay all or a portion of the Fund Servicing Fee to Service Providers.

3.                                      Duties of the Servicing Agent.

(a)                                 The Servicing Agent agrees to retain the Service Providers to provide Fund Services and to compensate such Service Providers for their services.

(b)                                 The Servicing Agent shall maintain all books and records of the Funds required by Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund’s distributor, administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

4.                                      Liability of the Funds.  The Servicing Agent understands and agrees that the obligations of each Fund under this Agreement are several and not joint, and are not binding upon any Limited Partner or any person serving on the Board of Directors of any Fund personally, but bind only the Funds and the property of the Funds severally and not jointly.  The Servicing Agent represents that it has notice of the provisions of each Fund’s organizational documents disclaiming Limited Partner and Director liability for acts and obligations of such Fund.

5.                                      Duration.  This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 7 hereof, this Agreement shall remain in effect for two years and thereafter from year to year.

6.                                      Amendment.  Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board of Directors of each Fund.

7.                                      Termination.  This Agreement may be terminated with respect to a particular Fund (i) by the Servicing Agent at any time without penalty upon sixty days’ written notice to such Fund (which notice may be waived by such Fund); or (ii) by a Fund at any time without penalty upon sixty days’ written notice to the Servicing Agent (which notice may be waived by the Servicing Agent).  Any termination of this Agreement shall not affect the obligation of a Fund to pay the Fund Servicing Fee to the Servicing Agent prior to such termination.

8.                                      Choice of Law.  This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof).  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act.  In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

*                                         *                                         *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HATTERAS FUNDS, LP

By:	/s/ R. Lance Baker
Name:	R. Lance Baker
Title:	Chief Financial Officer

HATTERAS CORE ALTERNATIVES FUND, L.P.

By:	/s/ R. Lance Baker
Name:	R. Lance Baker
Title:	Treasurer

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.

By:	/s/ R. Lance Baker
Name:	R. Lance Baker
Title:	Treasurer

HATTERAS CORE ALTERNATIVES INSTITUTIONAL FUND, L.P.

By:	/s/ R. Lance Baker
Name:	R. Lance Baker
Title:	Treasurer

HATTERAS CORE ALTERNATIVES TEI INSTITUTIONAL FUND, L.P.

By:	/s/ R. Lance Baker
Name:	R. Lance Baker
Title:	Treasurer

EXHIBIT A

FUNDS

Hatteras Core Alternatives Fund, L.P.
Hatteras Core Alternatives TEI Fund, L.P.

Hatteras Core Alternatives Institutional Fund, L.P.

Hatteras Core Alternatives TEI Institutional Fund, L.P.

EXHIBIT B

Fund	Fund Servicing Fee (as a percentage of the aggregate value of outstanding Units)
Hatteras Core Alternatives Fund, L.P.	.65%
Hatteras Core Alternatives TEI Fund, L.P.	.65%
Hatteras Core Alternatives Institutional Fund, L.P.	.65%
Hatteras Core Alternatives TEI Institutional Fund, L.P.	.65%